Exhibit 10.1

ASSET PURCHASE AGREEMENT

BETWEEN

HUMBL, INC.

(as Seller)

and

AVRIO WORLDWIDE, PBC

(as Buyer)

Dated February 23, 2024

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into effective as of February 23, 2024 (the “Effective Date”), by and between Avrio Worldwide, PBC, a Delaware public benefit corporation (“Buyer”), and HUMBL, Inc., a Delaware corporation (“Seller”).

A. On the terms and subject to the conditions set forth in this Agreement, Buyer desires to acquire from Seller, and Seller is willing to sell to Buyer, substantially all of the assets and intellectual property rights associated with Seller’s HUMBL Financial product line (the “Business”).

B. As an incentive and inducement to Buyer to acquire the assets of the Business, and as a condition thereto, Seller is willing to make various covenants and agreements with Buyer, as set forth below.

C. The Parties desire to enter into this Agreement in order to set forth and establish their rights and obligations with respect to the transactions contemplated hereby.

NOW, THEREFORE, intending to be legally bound, and in consideration of the above-recited premises and the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I

Purchase and Sale of Assets

1.1 Purchase and Sale of Acquired Assets. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of the assets used in, required for and relating to, the operation of the Business, including, without limitation, those items referenced in Schedule 1 attached hereto (the “Acquired Assets”), but excluding the Excluded Assets (defined below).

1.2 Assets Being Retained by Seller. Notwithstanding any provision to the contrary contained in this Agreement, the Acquired Assets will not include, and Seller will retain all rights and interests in, and all obligations with respect to, those items referenced in Schedule 2 attached hereto (the “Excluded Assets”).

1.3 Assumption of Liabilities. Buyer will not assume any of the obligations, liabilities or indebtedness of Seller or the Business of any nature whatsoever, whether or not reflected on any financial statements or records of Seller or the Business, except as otherwise specifically provided herein.

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Article II
Consideration Payable by Buyer

2.1 Purchase Price. The consideration payable by Buyer for the Acquired Assets and for the other covenants and agreements of Seller hereunder will be $5,000,000.00 plus the Revenue Share (as defined below) (the “Purchase Price”).

2.2 Payment of Purchase Price. Buyer will negotiate the Purchase Price by issuing to Seller at Closing 1,920,000 shares of Buyer’s Class A Common Stock (as defined below) (the “Shares”), representing $5,000,000 of value at a fifty million dollar ($50,000,000) pre-money valuation (which is approximately $2.60) per share).

2.3 Revenue Share. Subject to Seller’s full and complete compliance of all terms hereunder and in the event that Seller is not in breach of any of the terms of this Agreement, until the earlier of (a) the five-year anniversary of this Agreement or (b) and Buyer completing an initial public offering, Buyer agrees to pay to Seller 2.5% of Gross Receipts (the “Revenue Share”). The term “Gross Receipts” shall mean 100% of any and all amounts actually received by Buyer in connection with the sales of any Acquired Assets or other HUMBL Financial branded products less any documented out of pocket costs associated with such sales. The Revenue Share will be dispersed on the 15th of each month following the end of each calendar quarter and shall be accompanied by a customary reconciliation against the correlation trade ledger and separated by product line.

2.4 Audit Rights. Buyer agrees to allow Seller to examine its relevant records at Buyer’s offices during regular business (provided such examination does not interfere unreasonably with Buyer’s business activities) solely in connection with the Revenue Share allocation. Any examination will be conducted only by an accounting firm of regional or national standing (the “Independent Auditor”) and is limited in scope with no removal of records from Buyer’s offices. The decision of the Independent Auditor shall be a final and binding determination. The audit will be conducted at Seller’s expense unless the results of such audit establish that inaccuracies in the quarterly reports have resulted in underpayment to Seller of more than 5% of the amount due in any quarter, in which case Buyer shall pay within 30 days all amounts due and bear the expenses of the audit in an amount not to exceed $7,500. Once any materials have been audited, they may not be audited a second time.

2.5 Allocation of Purchase Price. Buyer and Seller agree to allocate the Purchase Price among the various Acquired Assets within thirty (30) days of the Closing Date after taking into account the applicable Treasury Regulations and the fair market value of such items. Buyer shall prepare for filing all of the tax returns, information returns and statements (“Returns”) that may be required with respect to the transaction provided for herein pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), any Treasury Regulations promulgated thereunder, any other similar provision of the Code and any other similar, applicable foreign, state or local tax law or regulation. Seller shall provide information that may be required by Buyer for the purpose of preparing such Returns, execute and file such Returns as requested by Buyer and file all other returns and tax information on a basis that is consistent with such Returns prepared by Buyer.

2.6 Non-Use of HUMBL Financial Marks. HUMBL shall not use or have the right to use any of the Marks (as defined in Exhibit B and any attachments thereto), without Buyer’s prior and express written consent, provided it is also understood and agreed that nothing herein shall affect Buyer’s sole ownership of the Marks.

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Article III

The Closing

3.1 Closing. Subject to the provisions hereof, the purchase and sale of the Acquired Assets and the other transactions contemplated by this Agreement will be consummated on the date hereof (the “Closing”) contemporaneously with the Parties’ execution of this Agreement. The date on which the Closing actually occurs is hereinafter called the “Closing Date.”

3.2 Seller’s Closing Deliverables.

3.2.1 This Agreement, duly executed by Seller;

3.2.2 The Bill of Sale, duly executed by Seller, in the form attached hereto as Exhibit A (the “Bill of Sale”), conveying to Buyer good, legal and marketable title in and to the Acquired Assets, and all rights, title and interests of Seller with respect thereto, free and clear of all liens, claims, charges and encumbrances;

3.2.3 The Trademark Assignment Agreement (the “Assignment Agreement”), in the form attached hereto as Exhibit B, duly executed by Seller; and

3.2.4 Any and all other documents and instruments required or contemplated by this Agreement, or reasonably requested by Buyer, to enable Buyer to fully utilize the Acquired Assets or to vest in Buyer all rights and interests in and to the Acquired Assets, and possession thereof and access thereto, free and clear of all liens, claims, charges and encumbrances. All of such documents and instruments shall be in a form reasonably approved by Buyer and its legal counsel. Seller will also deliver to Buyer at or prior to the Closing any information required for Buyer to complete any tax reporting documents relating to the transactions contemplated herein.

3.2.5 A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents.

3.3 Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver to Seller the following:

3.3.1 This Agreement, duly executed by Buyer;

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3.3.2 The Bill of Sale, duly executed by Buyer;

3.3.3 The Assignment Agreement, duly executed by Buyer; and

3.3.4 A stock certificate representing the Shares.

3.4 Conditions Precedent to Closing.

3.4.1 The obligation of Buyer to close on the Closing Date is subject to the fulfillment at or prior to such date of each of the following conditions (any one or more of which may be waived in whole or in part by the Parties in writing):

(a) The representations and warranties of Seller contained herein shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Seller shall have performed and complied with all material terms, covenants and conditions of this Agreement that are required to be performed or complied with by it on or before the Closing. No action or proceeding shall have been instituted or threatened that would adversely affect or relate materially to the Acquired Assets, or adversely affect the ability of Seller to comply with the provisions of this Agreement.

(c) Buyer’s representative shall have completed a legal review of the Acquired Assets and shall have verified that all assets are accounted for and available for delivery at Closing.

(d) The actions contemplated and documents required to carry out this Agreement or incident thereto shall have been duly approved by Seller.

3.4.2 The obligation of Seller to close on the Closing date is subject to the fulfillment at or prior to such date of each of the following conditions (any one or more of which may be waived in whole or in part by the Parties in writing):

(a) The representations and warranties of Buyer contained herein shall be true and correct in all material respects on the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

(b) Buyer shall have performed and complied with all material terms, covenants and conditions of this Agreement required to be performed or complied with by it on or before the Closing Date.

(c) The actions contemplated and documents required to carry out this Agreement or incident thereto shall have been duly approved by Buyer.

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Article IV

Covenants and Obligations of the Parties

4.1 Broker-Dealer Licensure. Buyer agrees to actively pursue remaining U.S. states for broker-dealer licensure; as well as active exploration of RIA licensure.

4.2 Sales and Distribution Obligation. Buyer agrees to actively distribute and sell the HUMBL Financial product lines to its owned and operated customer base, or where appropriate, partner companies and brokerages in its ecosystem.

4.3 Marketing Obligation. Buyer agrees to actively market HUMBL Financial with presence of its product lines across social media and broadcast media, subject to Buyer’s sole discretion. Buyer does not guarantee any sales or minimums to Seller in any manner.

4.4 Covenants of Seller.

4.4.1 Confidentiality. From and after the Closing Date, Seller will hold in strict confidence and will not divulge, communicate or use in any way, any business plans or strategies, customer or client lists, financial data, know-how, trade secrets or other information included within the Acquired Assets or related to the Business.

4.4.2 Use of Business Name and Information. From and after the Closing, Seller shall discontinue any and all use of the Acquired Assets, but shall retain the right to use the Humbl Name, provided that such use does not compete with the Business or violate Section 2.6 of this Agreement.

4.4.3. Restricted Securities. Notwithstanding any other provision set forth in this Agreement, the Parties understand, acknowledge and agree that the Seller shall not have any rights, including piggy-back or demand rights, to require the Buyer to register any securities of the Buyer under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any applicable state securities laws, or to include any such securities in a registration statement to be filed by the Buyer with the U.S. Securities and Exchange Commission.

4.4.4 Announcements. Seller agrees that it will, at its sole cost, actively and consistently cooperate in the preparation and dissemination of any announcements to customers and clients of the Business as Buyer may determine to be appropriate, regarding the change in ownership and management of the Business, to facilitate a smooth transition. All such announcements will be subject to written advance approval by Buyer.

4.5 Covenants of Parties Regarding Brokers; Legal Expenses. Each Party represents and acknowledges to the others that it is not obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Each Party will pay its own legal fees and costs incurred in connection with this transaction.

4.6 Board Seat. HUMBL will be granted the right to appoint a member to Buyer’s board of directors (the “Board”), whose initial designee shall be Brian Foote, subject to customary Board related paperwork, which shall include, among others, appropriate confidentiality and indemnification provisions.

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Article V

Representations and Warranties

5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that each of the following statements is true and correct:

5.1.1 Authorization and Validity; Consents.

(a) To the best of Seller’s knowledge, Seller is operated in material compliance with all applicable laws and all directors and officers are, in their capacity, as such in accordance with all applicable Laws in all material respects.

(b) Seller has full legal capacity and authority to enter into and perform its obligations under this Agreement. Seller is duly authorized to enter into all other agreements and instruments contemplated hereby to which such Party is or is intended to be a party.

(c) This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

(d) Neither the execution nor delivery of this Agreement including all Schedules and Exhibits hereto, nor the performance by Seller of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; (ii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iii) any agreement, indenture, contract or instrument to which either Seller is a party or by which any of either Seller’s assets are bound.

(e) No authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement by Seller.

5.1.2 Data Privacy. In connection with the collection, storage, use, access, disclosure and/or other processing of any information that constitutes “personal information,” “personal data,” “personally identifiable information” or analogous term as defined in applicable laws (collectively, “Personal Information”), Seller is and has been’ incompliance in all material respects with (i) all applicable laws governing privacy or data security in all relevant jurisdictions relating to data loss, data theft, and security breach notification obligations, telephone or text message communications, artificial intelligence and automated decision-making, or marketing by email or other channels, (ii) the Seller’s published privacy policy, and (iii) the privacy or data security requirements of any contracts, codes of conduct, or industry standards by which the Seller is legally bound.

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5.1.3 Intellectual Property. Seller owns or has the valid and enforceable and legal right to use all Intellectual Property used in or necessary for the conduct of the Business free and clear of all encumbrances, liens or any licenses and has the right power and authority to sell assign and transfer same to Buyer. No person has any right, agreement or option, or any right or privilege (whether legal, beneficial, court ordered, pre-emptive, contractual or otherwise) capable of becoming a right, agreement or option, for the purchase or acquisition, directly or indirectly, in or to the Intellectual Property (or any portion thereof). All of Seller’s Intellectual Property is valid and enforceable, and all Seller Intellectual Property registrations are subsisting and in full force and effect and Seller has taken all necessary steps to maintain and enforce same. The conduct of the Company’s business as currently and formerly conducted has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property or other rights of any Person. Person means any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity (each, a “Person”). To the best of the Seller’s knowledge, no Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property. Further, the entry by Seller into this Agreement and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any term or provision of any instrument or agreement, written or oral, to which the Seller may be a party or to which the Intellectual Property may be subject, and will not, to the best of the knowledge of the Seller, result in the violation of any applicable law or regulation to which the Seller or the Intellectual Property may be subject; “Intellectual Property” means and includes without limitation all issued or pending patents, registered trademarks, domain names, intangibles, social media accounts and handles, software (including but not limited to the “Software”), trade secrets, copyrights, pending applications, common law rights in any trademarks or tradenames and any associated licenses or rights for the same for any of the foregoing and all materials unregistered company intellectual property that are owned by the Seller.

5.1.4 Representations Regarding Acquired Assets; Title. Seller is the sole owner of the Acquired Assets. At the Closing, Seller will transfer good and marketable title to the Acquired Assets to Buyer, free and clear of all liens, claims and encumbrances. The Acquired Assets are freely transferable by Seller and are not subject to any right of first refusal, right of purchase, or any other right in favor of a third party. Further, Seller represents that: BLOCK ETXs will be (a) compatible for United States customers who have accounts with Coinbase Pro or Binance US; and (b) available to non-US customers who have accounts with Coinbase Pro.

5.1.6 Litigation. Other than as disclosed in Seller’s filings with the SEC, there is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving Seller or the Acquired Assets or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby; and Seller knows or has reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim, or action of any nature or investigation.

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5.1.7 Affiliate Transactions. No affiliate of Seller, and no officer, director, partner, manager, member, consultant or employee of any thereof, is as of the Closing Date a party to any transaction with Seller, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real property, tangible personal property or intellectual property to or from, or otherwise requiring payments to or from Seller, or any affiliate thereof.

5.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that each of the following representations, warranties and statements is true and correct:

5.2.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware; Buyer has full power and authority to carry on its business as it is now being conducted and to own, lease or operate its properties and assets.

5.2.2 Authorization, Etc. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Buyer has taken all action required by law, its Certificate of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, as well as general principles of equity.

5.2.3 No Violation. Neither the execution and delivery of this Agreement nor its performance and the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate of Incorporation or Bylaws of Buyer; (b) violate or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the modification or termination of, or cause or permit the acceleration of the maturity of any debt, obligation, contract or commitment or other agreement to which Buyer is a party or by which it may be bound; (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, charge or limitation of any kind, upon Buyer; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5.2.4 Consents and Approvals of Government Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated thereby, except where such action has been taken prior to the Closing.

5.2.5 Capitalization. On or around February 9, 2024, the Corporation filed a 4th Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “A&R COI”), which, (i) reclassified, changed and converted each then outstanding share of the Corporation’s Common Stock into one share of Class B Common Stock (as defined below) (the “Reclassification”); (ii) provided that certain shareholders exchanged their Class B Common Stock for shares of newly created Class A Common Stock (the “Exchange”); (iii) and then forward split and reconstituted each then outstanding share of the Corporation’s Class F Common Stock and Class A Common Stock into four (4) shares of Class F Common Stock and Class of A Common Stock respectively (the “Stock Split”). After giving effect to the Stock Split, Reclassification and Exchange, the Corporation has authority to issue 29,840,000 shares of Common Stock of which (i) 8,000,000 shares are designated as Class F Common Stock (“Class F Common Stock”); (ii) 20,000,000 shares are designated as Class A Common Stock (“Class A Common Stock”); and 1,440,000 are designated as Class B Common Stock (“Class B Common Stock”). Buyer represents that immediately prior to the issuance of the Shares, it has 17,284,840 shares of common stock outstanding and no shares of preferred stock outstanding. Buyer has no outstanding warrants, options or convertible notes or other rights to purchase equity in Buyer.

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Article VI

Indemnification

6.1 Indemnification. Each Party (as an “Indemnifying Party”) agrees to defend, indemnify and hold harmless each of the other parties (as an “Indemnified Party”), from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively “Losses”), directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, unauthorized use of the Acquired Assets, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Indemnifying Party pursuant to this Agreement or any other transaction document related hereto.

6.2 Indemnification Procedures. An Indemnified Party shall promptly notify an Indemnifying Party of any claim, demand, action or proceeding for which indemnification will be sought under Section 6.1 above and, if such claim, demand, action or proceeding is a third-party claim, demand, action or proceeding, the Indemnifying Party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to participate, at its own expense, with respect to any such third-party claim, demand, action or proceeding. In connection with any such third-party claim, demand, action or proceeding, the Indemnifying Party and Indemnified Party shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third-party claim, demand, action or proceeding shall be settled without the prior written consent of the Indemnified Party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the Indemnifying Party proposes to accept such settlement and Indemnified Party refuses to consent to such settlement, then: (a) the Indemnifying Party shall be excused from, and the Indemnified Party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (b) the maximum liability of the Indemnifying Party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the Indemnified Party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement. Whether or not an Indemnifying Party shall have assumed the defense of any such third-party claim, action, demand or proceeding, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such claim, demand, action or proceeding without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld. If Buyer is entitled to indemnification as provided herein, Buyer shall be entitled to deduct and offset any Losses incurred by Buyer against any payments owing to Seller pursuant to Section 2.2 above. Seller’s maximum liability under this Agreement shall in no event exceed the Purchase Price, and Buyer’s sole remedy would be to receive back Shares equal to the value of Seller’s indemnification obligation.

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6.3 Cooperation of the Parties. The Parties shall cooperate with each other in the resolution of any claim or liability with respect to which an Indemnifying Party is obligated to indemnify any Indemnified Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary herein, the Indemnifying Party shall not be required to indemnify any person for any losses that would have actually been avoided if the Indemnified Party had made such efforts.

6.4 Termination of Indemnification Obligations. The indemnification obligations set forth in this Article VI shall terminate on the date which is 18 months following the Closing; provided that such obligations shall not terminate as to any item as to which the Indemnified Party shall have, before the expiration of such 18-month period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the Indemnifying Party. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of 18 months. Buyer shall not assume or be liable for any liabilities or obligations of Seller arising at or prior to the Closing unless identified herein

Article VII

Miscellaneous Provisions

7.1 Governing Law, Jurisdiction and Venue. The internal laws of Delaware will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties hereto. In the event of any claim or dispute arising hereunder, the Parties consent to the exclusive jurisdiction and venue of the court of Delaware.

7.2 Assignment; Binding Upon Successors and Assigns. No Party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto; provided, however, that Buyer may assign or transfer its rights and obligations hereunder to any affiliate or subsidiary or successor in interest without the need to obtain Seller’s consent to such assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect and the application of such provisions to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

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7.4 Counterparts. This Agreement may be executed by email, facsimile, and other electronic means, in any number of counterparts, each of which will be an original as regards any Party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of each of the Parties reflected hereon as signatories.

7.5 Amendment and Waivers. Any term or provision of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party or Parties to be bound thereby. The waiver by a Party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

7.6 Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement or any other Agreement referenced herein, the prevailing Party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable outside attorneys’ fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

7.7 Notices. Any notice or other communications pursuant to this Agreement will be in writing and will be deemed given if by certified mail (return receipt requested), or via email to emily@lclglaw.com

If to Seller:

HUMBL, Inc.

Attn: Brian Foote

101 W. Broadway, Suite 1450

San Diego, CA 92101

Email: info@humbl.com

If to Buyer:

Avrio Worldwide, PBC

7600 Jericho Turnpike, Suite 304

Woodbury, NY 11797

Attn: Vincent Molinari

With a copy to (which shall not constitute notice):

LCLG Law

606 N. Larchmont Blvd. Suite 308

Los Angeles, CA 90004

Attn: Emily S. Levin, Esq.

emily@lclglaw.com

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7.8 Construction of Agreement. This Agreement has been negotiated by the respective Parties hereto and their attorneys and the language hereof will not be construed for or against either Party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

7.9 Further Assurances. Each Party agrees to cooperate fully with each other Party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by such other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

7.10 Expenses. Each Party shall bear its own expenses incurred in the preparation of this Agreement and all agreements and transactions contemplated hereby.

7.11 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SELLER:	BUYER:

HUMBL, Inc.	Avrio Worldwide, PBC

By:	By:
Brian Foote, CEO	Lawrence Wintermeyer, CEO

[Signature page to Asset Purchase Agreement]

Schedule 1

LIST OF ASSETS TO BE ACQUIRED BY BUYER

The Acquired Assets to be transferred by Seller to Buyer at the Closing are to include, without limitation, the following:

(a) All trade names, trademarks, service marks, domain names, tradenames. Assumed names, other indications of origin and logos used in or associated with the name HUMBL Financial, BLOCK Exchange Traded Index, BLOCK 3, BLOCK 5, BLOCK 10, BLOCK 30 and Exchange Traded Index (ETXs), including the name, and all intellectual property rights with respect thereto, including without limitation, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

(b) All intellectual property and software code associated with BLOCK Indexes and BLOCK ETXs, including all types of computer software programs, operating systems, application programs, software tools, firmware (including all types of firmware, firmware specifications, mask works, circuit layouts and hardware descriptions) and software imbedded in equipment, including both object code and source code, and all written or electronic data, documentation and materials that explain the structure or use of software or that were used in the development of the foregoing software, including software specifications, or are used in the operation of the software (including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases, collectively, the “Software”, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof and registrations thereof in any jurisdiction, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and (viii) any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing. For the avoidance of doubt, the term Software does not include any active rebalancing or trading strategies or algorithms.

Additionally, at any time after Closing, and from time to time thereafter, the Seller shall, upon the Buyer’s written request, and at the Buyer’s expense, take any and all action and execute, acknowledge and deliver to the Buyer any and all further instruments and assurances necessary or expedient in order to fully vest in the Buyer the Software and to facilitate the Buyer’s enjoyment, defense and enforcement thereof. If, at any time after Closing, any entity or person directly or indirectly controlled by the Seller (a “Seller Affiliate”) is determined or deemed to have any right, title or interest in or to the Software, the Seller agrees to use their best efforts to cause that Seller Affiliate to transfer, assign, convey or release in favor of the Buyer any and all right, title or interest that Seller Affiliate may have in or to the Software without payment of any additional consideration by the Buyer. The Seller hereby irrevocable designates and appoints the Buyer and its duly authorized officers and agents, with full power of substitution, as the Seller’s agents and attorneys-in-fact to act for and on behalf and instead of the Seller, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to fully vest in the Buyer or perfect the sale, transfer, assignment and conveyance of the Software to the Buyer or to protect the same or to enforce any claim or right of any kind with respect thereto. The forgoing power is coupled with an interest and is irrevocable.

(a) All intellectual property and software code associated with the Software.

(b) All books and records relating to the Business.

(c) All customer and client lists, records and databases relating to the Business, and all vendor and supplier lists, records and databases, including the terms on which business has been conducted with such customers, vendors and suppliers.

(d) All goodwill associated with the Business and the intellectual property.

Schedule 2

LIST OF EXCLUDED ASSETS

The Acquired Assets will not include the following items, which will be retained by Seller:

(a) All other HUMBL intellectual property and assets not associated with the HUMBL Financial, BLOCK Indexes and BLOCK ETXs that are not specified hereunder.

(b) Any active trading BLOCK ETXs or algorithms employing active trading strategies.

EXHIBIT A

BILL OF SALE

Pursuant to the terms of that certain Asset Purchase Agreement entered into by and among HUMBL, Inc., (“Seller”), and Avrio Worldwide, PBC (“Buyer”), dated as of January __, 2024 (the “Purchase Agreement”), and for the consideration specified therein, Seller does hereby grant, bargain, transfer, sell, assign, convey and deliver to Buyer), all of the Acquired Assets as defined in the Purchase Agreement, and all of Seller’s rights, title and interests with respect thereto, including, without limitation, those items referenced in Schedule 1 attached to the Purchase Agreement.

Seller hereby represents and warrants that Seller is the sole legal owner of the Acquired Assets and that the Acquired Assets are free from all liens, claims and encumbrances. Seller warrant and agree to defend Buyer’s title to the Acquired Assets against the claims and demands of all persons. Seller makes the additional representations and warranties with respect to the Acquired Assets as set forth in the Purchase Agreement. Seller, for themselves and their successors and assigns, hereby covenant and agree that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Acquired Assets sold, conveyed, transferred and delivered by this Bill of Sale.

This Bill of Sale may be executed in one or more counterparts (and by different parties or separate counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one instrument. Digital copies of counterpart signature pages will be conclusive evidence of execution.

Effective as of the date first set forth above.

SELLER:

HUMBL, Inc.

By:
Brian Foote, CEO

BUYER:

Avrio Worldwide PBC

By:
Lawrence Wintermeyer, CEO

EXHIBIT B

TRADEMARK ASSIGNMENT AGREEMENT

This Trademark Assignment Agreement (the “Agreement”) is entered into this 23rd day of February, 2024 (the “Effective Date”) by and between HUMBL Inc. a corporation duly organized and existing under the laws of Delaware (“Assignor”) and Avrio Worldwide, PBC . a public benefit corporation duly organized and existing under the laws of the State of Delaware (“Assignee”).

A. WHEREAS, Assignor owns the entire right, title and interest in and to certain applications and/or U.S. trademarks and service marks, as listed on the attached Appendix 1 (collectively the “Marks”);

B. WHEREAS Assignor and Assignee are entering into an agreement for certain sale of business assets of Assignor.

C. WHEREAS Assignee desires to acquire all of Assignor’s right, title and interest, in and to the Marks together with all the goodwill of the Marks symbolized thereby, and Assignor desires to assign all such right, title and interest in and to the Marks to Assignee, upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Assignor, the parties agree as follows:

1. Assignor hereby irrevocably conveys and assigns to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest in and to the Marks, together with the goodwill as symbolized by and vested in the Marks.

2. Assignor represents and warrants that:

(i) Assignor owns the entire right, title and interest in and to the Marks;

(ii) all registrations or applications for the Marks are currently valid and subsisting and in full force and effect;

(iii) Assignor has not licensed the Marks to any other person or entity or granted, either expressly or impliedly, any trademark or service mark rights with respect to the Marks to any other person or entity;

(iv) there are no liens or security interests or other encumbrances against the Marks;

(v) Assignor has all authority necessary to enter into this Agreement and the execution and delivery of this Agreement has been duly and validly authorized; and

(vi) execution of this Assignment and performance of Assignor’s obligations hereunder shall not violate or conflict with any other agreement to which Assignor is a party or provision of Assignor’s Certificate of Incorporation or bylaws.

3. Assignor shall execute and deliver to Assignee on or before the Effective Date the Trademark Assignment in the form shown on the attached Exhibit B. At any time, and from time to time after the Effective Date, at Assignee’s request, Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action, at Assignor’s expense, as Assignee may reasonably deem necessary or desirable in order to perfect or otherwise enable the transfer, conveyance and assignment to Assignee and to confirm Assignee’s title to the Marks and any and all federal and state trademark registrations thereof or applications therefore. Assignor further agrees to assist Assignee and to provide such reasonable cooperation and assistance to Assignee, at Assignee’s expense, as Assignee may reasonably deem necessary and desirable in exercising and enforcing Assignee’s rights in the Marks.

4. Within 15 days of the execution of this Agreement, Assignee will pay Assignor the sum of $1.

5. After the Effective Date, Assignor agrees to and shall make no further use of the Marks or any mark confusingly similar thereto (or attempt to register the same), anywhere in the universe, except as may be expressly authorized by the parties in writing, and Assignor agrees to not challenge Assignee’s use or ownership, or the validity, of the Marks.

6. Assignor and Assignee agree that the terms of this Agreement shall take precedence over any other agreement between the parties.

7. This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement and their successors and assigns, if any.

8. Miscellaneous.

(a) This Agreement, Exhibit A, and the Trademark Assignment whose form is shown in Exhibit B constitute the entire agreement of the parties with regard to the subject matter hereof. No modifications of or additions to this Agreement shall have effect unless in writing and properly executed by both parties, making specific reference to this Agreement by date, parties, and subject matter.

(b) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Delaware, without regard to its conflict of laws principles, and shall be enforceable against the parties in the courts of Delaware. For such purpose, each party hereby irrevocably submits to the jurisdiction of such courts, and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.

(c) This Agreement may be signed by each party separately, in which case attachment of all of the parties’ signature pages to this Agreement shall constitute a fully executed agreement.

(d) Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

AGREED AND ACCEPTED:

Avrio Worldwide PBC		HUMBL Inc.

By:		By:
	Lawrence Wintermeyer, CEO		Brian Foote, CEO

APPENDIX 1

Marks

Trademark	Serial/Registration Number	Classes	Registration Date
HUMBL Financial	98269268	9, 35 and 42	None- pending application filed 11/14/2023
Block Exchange Traded Index	98286172	36	None- pending application filed 11/27/2023
Exchange Traded Index	98286195	36	None- pending application filed 11/27/2023
BLOCK 3[1]	97253281	36	Notice of allowance issue on 6/20/2023
BLOCK 10	5866266	36	09/24/2019
BLOCK 30	6192990	35,36	11/10/2020
BLOCK 30	5725577	35	04/16/2019
BLOCK 5	5849341	36	09/03/2019

1 Block 3 is pending; notice of abandonment dated January 22, 2024, notice of revival dated January 23, 2024, and granted request for extension of time to file Statement of Use in process.

Appendix 2

Assignment Form

IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

TRADEMARK ASSIGNMENT

WHEREAS, HUMBL Inc. a corporation organized and existing under the laws of Delaware and having its principal place of business at 101 W. Broadway, Suite 1450, San Diego, CA 92101 (“Assignor”) owns all the right, title and interest in and to the federal trademark applications of the marks identified in Schedule A hereto (the “Marks”); and

WHEREAS, Avrio Worldwide, PBC, a public benefit corporation duly organized and existing under the laws of the State of Delaware and having it principal place of business at 7600 Jericho Turnpike, Suite 304, Woodbury, NY 11797 (“Assignee”), desires to acquire all right, title and interest in and to the Marks, the registrations thereof, and the goodwill associated therewith.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby conveys and assigns to Assignee the entire right, title and interest in and to the Marks together with all goodwill of the business represented and symbolized thereby with all rights to sue and recover damages and/or profits for past infringements.

Dated: February 23, 2024	HUMBL Inc.

By:
Brian Foote, CEO